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Christian Charnaux	McLean, VA 22102
+1 703 883 5205	www.hiltonworldwide.com

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Aaron Radelet
+1 703 883 5804

Hilton Worldwide Reports Fourth Quarter and Full Year 2013 Results

MCLEAN, Va. (February 27, 2014) - Hilton Worldwide Holdings Inc. ("Hilton," "Hilton Worldwide" or the "Company") (NYSE: HLT) today reported its fourth quarter and full year 2013 results, including the following highlights:

•
Earnings per share ("EPS"), adjusted for special items, for the fourth quarter increased 10 percent from the prior year to $0.11 and full year adjusted EPS increased 18 percent from 2012 to $0.53; without adjustments, EPS was $0.03 for the fourth quarter and $0.45 for the full year.

•
Adjusted EBITDA for the fourth quarter increased 16 percent from the prior year to $603 million and increased 13 percent to $2,210 million for the full year; net income attributable to Hilton stockholders was $26 million for the fourth quarter and $415 million for the full year.

•	Adjusted EBITDA margin increased over 300 basis points for both the fourth quarter and full year 2013 from the same periods in 2012.

•	System-wide comparable RevPAR increased 4.7 percent and 5.2 percent for the fourth quarter and full year 2013, respectively, on a currency neutral basis.

•	Gross operating profit margins for comparable U.S. owned and managed hotels increased 186 basis points for full year 2013 compared to 2012 and increased 154 basis points on a global basis.

•	Management and franchise fees for the fourth quarter were $333 million, a 10 percent increase from 2012, and $1,271 million for the full year, an 8 percent increase.

•
Ownership segment Adjusted EBITDA for the fourth quarter was $254 million, a 12 percent increase from 2012, and $926 million for the full year, an increase of 17 percent; results were driven by strong RevPAR growth in 2013 of 6.8 percent at comparable U.S. owned and leased hotels and an increase in gross operating profit margins at U.S. owned and leased hotels of 254 basis points in 2013.

•	Timeshare segment Adjusted EBITDA was $92 million for the fourth quarter and $297 million for the full year, an increase of 18 percent from 2012.

•	Gross room additions were 34,000 during 2013, including 9,600 during the fourth quarter; net room growth in 2013 was 25,000 rooms, or over 4 percent of managed and franchised rooms.

•	Approved 72,000 rooms for development in 2013, including 22,000 in the fourth quarter, growing the development pipeline to over 1,100 hotels, consisting of 195,000 rooms as of December 31, 2013.

•
Finished 2013 with over 100,000 rooms under construction, representing the largest number of rooms under construction in the industry in every major region of the world according to Smith Travel Research, Inc.

•	Completed an initial public offering, raising net proceeds to Hilton of $1,243 million.

•	Reduced long-term debt by $3.8 billion during 2013, including $1.6 billion of voluntary prepayments on the term loan facility during the fourth quarter.

2013 Earnings Summary

For the full year 2013, EPS was $0.45 compared to $0.38 for the year ended December 31, 2012 and EPS, adjusted for special items, was $0.53 for the full year 2013 compared to $0.45 in the prior year, an increase of 18 percent. Adjusted EBITDA increased 13 percent to $2,210 million for the full year 2013, compared to $1,956 million in 2012 and net income attributable to Hilton stockholders was $415 million for the full year 2013 compared to $352 million for the year ended December 31, 2012.

EPS was $0.03 in the fourth quarter of 2013. EPS, adjusted for special items, was $0.11 for the fourth quarter of 2013 compared to $0.10 for the same period in 2012. Adjusted EBITDA for the fourth quarter of 2013 was $603 million, an increase of 16 percent from the same period in 2012, and net income attributable to Hilton stockholders was $26 million.

Special items in both the 2013 fourth quarter and full year resulted in a net positive effect on net income attributable to Hilton stockholders of $75 million on an after-tax basis. These special items included $306 million of pre-tax general, administrative and other expense as a result of the conversion of private company share-based compensation into stock in connection with the initial public offering and $23 million of pre-tax interest expense resulting from the release of unamortized deferred financing costs and original issue discount resulting from the voluntary prepayment of debt, offset by a pre-tax gain on debt extinguishment of $229 million from the October 2013 debt refinancing and an $87 million income tax benefit resulting from the release of valuation allowances on deferred tax assets.

Special items in the 2012 fourth quarter and full year resulted in a net positive effect on net income attributable to Hilton stockholders of $31 million and $60 million on an after-tax basis, respectively. These special items included pre-tax impairment losses on property and equipment and investments in affiliates of $36 million and $73 million, respectively.

Christopher J. Nassetta, President & Chief Executive Officer of Hilton Worldwide, said, "We are very pleased with our fourth quarter and full year results in 2013, concluding the year with a successful initial public offering in December. We delivered strong RevPAR, margin and net unit growth during the year that led to Adjusted EBITDA growth of 13 percent on a year over year basis.

"Our distinct, world-class brands continue to deliver global growth, with nearly 34,000 new rooms opening during 2013, expanding the rooms in our system by 4 percent on a net basis. Even with openings increasing, we continue to expand our industry-leading global pipeline, which consists of 195,000 rooms, the majority of which are located outside the United States. Our development team continues to execute on our growth strategy, where our 102,000 rooms under construction globally ranks us #1 in all major regions of the world. We also continued to grow our capital light timeshare business, with 54 percent of all interval sales in 2013 representing inventory developed by third parties.

"Looking ahead, we are optimistic that 2014 will bring some acceleration in growth and continued outperformance, with global RevPAR expected to increase 5 to 7 percent. Given our strong development pipeline, unit growth should accelerate in 2014 as our number of managed and franchised rooms is expected to expand by 5.5 to 6.5 percent on a net basis."

Segment Highlights

Management and Franchise

Management and franchise fees were $333 million in the fourth quarter of 2013, an increase of 9.9 percent compared to the same period in 2012. RevPAR at comparable managed and franchised hotels in the fourth quarter increased 4.7 percent on a currency neutral basis (a 4.2 percent increase using actual dollars) compared to the same period in 2012.

During the full year 2013, management and franchise fees were $1,271 million, an increase of 7.7 percent compared to the full year 2012. RevPAR at comparable managed and franchised hotels for the full year 2013 increased 5.3 percent on a currency neutral basis (a 5.0 percent increase using actual dollars) compared to the full year 2012.

Ownership

Revenues from the ownership segment were $1,072 million in the fourth quarter of 2013, an increase of 1.6 percent from the same period in 2012. Ownership segment Adjusted EBITDA for the fourth quarter of 2013 increased 11.9 percent to $254 million compared to the same period in 2012. RevPAR at comparable hotels in the ownership segment increased 4.6 percent, on a currency neutral basis (a 3.8 percent increase using actual dollars), in the fourth quarter of 2013 compared to the same period in 2012, led by a 1.9 percentage point increase in occupancy at comparable hotels in the ownership segment in the United

States and a currency neutral 4.5 percent increase in ADR at comparable ownership segment hotels outside of the United States.

For the full year 2013, revenues from the ownership segment were $4,075 million, an increase of 1.7 percent from 2012. Ownership segment Adjusted EBITDA for the full year 2013 increased 16.8 percent to $926 million compared to the prior year. RevPAR at comparable hotels in the ownership segment increased 4.7 percent, on a currency neutral basis (a 3.7 percent increase using actual dollars), for the full year 2013 compared to 2012, led by a 6.1 percent increase in RevPAR at comparable hotels in the ownership segment located in the United States.

Timeshare

Timeshare revenues increased 14.1 percent to $300 million in the fourth quarter of 2013 compared to the same period in 2012, led by a $29 million increase in timeshare sales revenue, as a result of an $11 million increase in revenue from sales commissions earned from the sale of timeshare units developed by third parties and an $18 million increase in revenue earned from the sale of timeshare units from owned inventory.

For the full year 2013, timeshare revenues increased by $24 million, or 2.2 percent, to $1,109 million compared to 2012. The increase in revenues was primarily attributable to a $63 million, or 87.5 percent, increase in commissions earned from the sale of timeshare units developed by third parties and a $9 million increase in revenue from resort operations. These increases were offset by a $57 million, or 7.7 percent, reduction in revenue earned from the sale of timeshare units from inventory. During 2013, 54 percent of intervals sold were developed by third parties. Hilton expects revenue earned from the sale of timeshare units from owned inventory will continue to decrease and commissions earned will continue to increase, as the sale of timeshare intervals developed by third parties increases.

Hilton Worldwide continues to expand its capital light timeshare business through fee-for-service arrangements with third-party timeshare developers and is excited to announce a recent agreement to sell land and entitlements at the Hilton Hawaiian Village to an affiliate of Blackstone, which intends to develop a 37-story, 418-unit timeshare tower. Hilton expects to provide sales and marketing and other timeshare related services to the developer, with sales of these new units expected to commence in the fourth quarter of 2014.

Development

Hilton Worldwide opened 53 hotels with over 9,600 rooms in the fourth quarter, including 7 hotels in China with nearly 2,500 rooms, and achieved net unit growth of over 6,500 rooms. During the year ended December 31, 2013, Hilton opened 207 hotels with nearly 34,000 rooms, or 6 percent of managed and franchised rooms, in 24 countries. Of the new rooms added, 35 percent of new rooms were conversions from non-Hilton Worldwide brands. On a net basis, over 25,000 rooms, or over 4 percent of managed and franchised rooms, were added to the system during 2013.

As of December 31, 2013, Hilton Worldwide had the largest rooms pipeline in the lodging industry, according to Smith Travel Research, Inc. ("STR"), with nearly 195,000 rooms at over 1,100 hotels throughout 76 countries and territories, of which 60 percent, or over 117,000 rooms, were located outside of the United States. More than half of the development pipeline, or nearly 102,000 rooms, were under construction. According to STR, Hilton Worldwide has the largest supply of rooms under construction in every major region of the world, as illustrated in the table below:

	Hilton Worldwide Rooms Under Construction
Market	% of Total	Industry Rank
Americas	21.5%	#1
Europe	21.2%	#1
Middle East and Africa	22.9%	#1
Asia Pacific	15.3%	#1
Global	18.6%	#1
____________
Source: STR Global New Development Pipeline (December 2013)

Balance Sheet and Liquidity

As of December 31, 2013, Hilton had $11.8 billion of outstanding indebtedness with a weighted average interest rate of 4.2 percent, excluding $968 million of non-recourse debt.

Total cash and cash equivalents was $860 million as of December 31, 2013, including $266 million of restricted cash and cash equivalents. No borrowings were outstanding under the $1.0 billion revolving credit facility.

During the fourth quarter of 2013, Hilton repaid $13.5 billion in borrowings outstanding using the proceeds from $1.5 billion of 5.625% senior notes due 2021, a new senior secured credit facility consisting of a $7.6 billion term loan facility and a $1.0 billion revolving credit facility, a new $3.5 billion commercial mortgage-backed securities loan, a new $525 million mortgage loan, increased capacity on its non-recourse timeshare financing receivables credit facility and available cash. Subsequent to this refinancing, $350 million of voluntary prepayments were made on the term loan facility.

Additionally, in the fourth quarter of 2013, Hilton completed the initial public offering of its common stock, resulting in net proceeds of $1,243 million that were used with available cash to further reduce the borrowings outstanding on the term loan facility by $1,250 million.

Outlook

Full Year 2014

•
System-wide RevPAR is expected to increase between 5 percent and 7 percent on a comparable and currency neutral basis, with ownership segment RevPAR expected to increase between 4.5 percent and 6.5 percent on a comparable and currency neutral basis as compared to 2013.

•	Adjusted EBITDA is expected to be between $2,365 million and $2,435 million.

•	Management and franchise fees are expected to increase approximately 10 percent to 12 percent.

•	Timeshare segment Adjusted EBITDA is expected to be between $310 million and $325 million.

•	Corporate and other segment expense is expected to increase between 3 percent and 5 percent, including incremental public company costs.

•	Diluted EPS, adjusted for special items, is projected to be between $0.57 and $0.61.

•	Capital expenditures, excluding timeshare inventory, are expected to be approximately $350 million.

•	Net unit growth is expected to be approximately 35,000 rooms to 40,000 rooms.

First Quarter 2014

•	System-wide RevPAR is expected to increase between 4.5 percent and 6.5 percent on a comparable and currency neutral basis compared to the first quarter of 2013.

•	Adjusted EBITDA is expected to be between $480 million and $500 million.

•	Management and franchise fees are expected to increase approximately 10 percent to 12 percent.

•	Diluted EPS, adjusted for special items, is projected to be between $0.08 and $0.10.

Conference Call

Hilton Worldwide will host a conference call to discuss fourth quarter and full year 2013 results on February 27, 2014 at 10:00 a.m. Eastern Standard Time. Participants may listen to the live webcast by logging onto the Hilton Worldwide Investor Relations website at http://ir.hilton.com/investors/news-and-events/events-and-presentations/default.aspx. A replay and transcript of the webcast will be available within 24 hours after the live event at http://ir.hilton.com/investors/financial-reporting/quarterly-results/default.aspx.

Alternatively, participants may listen to the live call by dialing 1-877-201-0168 in the United States or 1-647-788-4901 internationally. Please use the conference ID 35933720. Participants are encouraged to dial into the call or link to the webcast at least fifteen minutes prior to the scheduled start time. A telephone replay will be available for seven days following the call. To access the telephone replay, dial 1-855-859-2056 using the Conference ID 35933720.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources and other non-historical statements, including the statements in the "Outlook" section of this press release. You can identify these forward-looking statements by the use of words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "could," "seeks," "projects," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled "Risk Factors" in our prospectus dated December 11, 2013, filed with the Securities and Exchange Commission ("SEC") pursuant to Rule 424(b) of the Securities Act on December 13, 2013, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Non-GAAP Financial Measures

We refer to certain non-GAAP financial measures in this press release, including net income and EPS, adjusted for special items, Adjusted EBITDA and Adjusted EBITDA margins, and Net Debt. Please see the schedules to the press release for additional information and reconciliations of such non-GAAP financial measures.

About Hilton Worldwide

Hilton Worldwide is a leading global hospitality company, spanning the lodging sector from luxury and full-service hotels and resorts to extended-stay suites and focused-service hotels. For 94 years, Hilton Worldwide has been dedicated to continuing its tradition of providing exceptional guest experiences. The Company’s portfolio of ten world-class global brands is comprised of 4,115 managed, franchised, owned and leased hotels and timeshare properties, with 678,630 rooms in 91 countries and territories, including Waldorf Astoria Hotels & Resorts, Conrad Hotels & Resorts, Hilton Hotels & Resorts, DoubleTree by Hilton, Embassy Suites Hotels, Hilton Garden Inn, Hampton Hotels, Homewood Suites by Hilton, Home2 Suites by Hilton and Hilton Grand Vacations. The Company also manages an award-winning customer loyalty program, Hilton HHonors®.

HILTON WORLDWIDE HOLDINGS INC.
EARNINGS RELEASE SCHEDULES

HILTON WORLDWIDE HOLDINGS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in millions, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Revenues
Owned and leased hotels	$1,064	$1,048	$4,046	$3,979
Management and franchise fees and other	307	281	1,175	1,088
Timeshare	300	263	1,109	1,085
	1,671	1,592	6,330	6,152
Other revenues from managed and franchised properties	972	746	3,405	3,124
Total revenues	2,643	2,338	9,735	9,276

Expenses
Owned and leased hotels	820	829	3,147	3,230
Timeshare	185	190	730	758
Depreciation and amortization	148	156	603	550
Impairment losses	—	21	—	54
General, administrative and other	429	133	748	460
	1,582	1,329	5,228	5,052
Other expenses from managed and franchised properties	972	746	3,405	3,124
Total expenses	2,554	2,075	8,633	8,176

Operating income	89	263	1,102	1,100

Interest income	4	4	9	15
Interest expense	(219)	(146)	(620)	(569)
Equity in earnings (losses) from unconsolidated affiliates	5	(12)	16	(11)
Gain (loss) on foreign currency transactions	(2)	(4)	(45)	23
Gain on debt extinguishment	229	—	229	—
Other gain, net	2	7	7	15

Income before income taxes	108	112	698	573

Income tax expense	(46)	(48)	(238)	(214)

Net income	62	64	460	359
Net income attributable to noncontrolling interests	(36)	(3)	(45)	(7)
Net income attributable to Hilton stockholders	$26	$61	$415	$352

Earnings per share:
Basic and diluted	$0.03	$0.07	$0.45	$0.38

HILTON WORLDWIDE HOLDINGS INC.
ADJUSTED EBITDA NON-GAAP RECONCILIATION AND ADJUSTED EBITDA BY SEGMENT
(unaudited, in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Net income attributable to Hilton stockholders	$26	$61	$415	$352
Interest expense	219	146	620	569
Interest expense included in equity in earnings (losses) from unconsolidated affiliates	3	5	13	13
Income tax expense	46	48	238	214
Depreciation and amortization	148	156	603	550
Depreciation and amortization included in equity in earnings (losses) from unconsolidated affiliates	9	6	32	34
EBITDA	451	422	1,921	1,732
Net income attributable to noncontrolling interests	36	3	45	7
Loss (gain) on foreign currency transactions	2	4	45	(23)
FF&E replacement reserve(1)	17	16	46	68
Share-based compensation expense	308	30	313	50
Impairment losses	—	21	—	54
Impairment losses included in equity in earnings (losses) from unconsolidated affiliates	—	15	—	19
Gain on debt extinguishment(2)	(229)	—	(229)	—
Other gain, net(3)	(2)	(7)	(7)	(15)
Other adjustment items(4)	20	18	76	64
Adjusted EBITDA	$603	$522	$2,210	$1,956
____________

(1)	Represents FF&E replacement reserves established for the benefit of lessors for requisition of capital assets under certain lease agreements.

(2)	Represents the gain recognized in our consolidated statements of operations as a result of the debt refinancing transactions in the fourth quarter of 2013.

(3)	Includes gains and losses on the dispositions of certain property and equipment and investments in affiliates.

(4)	Represents adjustments for legal expenses, severance and other items.

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Adjusted EBITDA by Segment:
Management and franchise(1)	$333	$303	$1,271	$1,180
Ownership(1)(2)(3)(4)	254	227	926	793
Timeshare(1)(2)	92	54	297	252
Corporate and other(3)	(76)	(62)	(284)	(269)
Adjusted EBITDA	$603	$522	$2,210	$1,956
____________

(1)
Includes management, royalty and intellectual property fees of $29 million and $26 million for the three months ended December 31, 2013 and 2012, respectively, and $100 million and $96 million for the years ended December 31, 2013 and 2012, respectively. These fees are charged to consolidated owned and leased properties and are eliminated in the consolidated financial statements. Also includes a licensing fee of $16 million and $13 million for the three months ended December 31, 2013 and 2012, respectively, and $56 million and $52 million for the years ended December 31, 2013 and 2012, respectively, which is charged to the timeshare segment by the management and franchise segment and is eliminated in the consolidated financial statements. While the net effect is zero, the measures of segment revenues and Adjusted EBITDA include these fees as a benefit to the management and franchise segment and a cost to ownership Adjusted EBITDA and timeshare Adjusted EBITDA.

(2)
Includes charges to timeshare operations for rental fees and fees for other amenities, which are eliminated in the consolidated financial statements. These charges totaled $7 million for the three months ended December 31, 2013 and 2012, and $26 million and $24 million for the years ended December 31, 2013 and 2012, respectively. While the net effect is zero, the measures of segment revenues and Adjusted EBITDA include these fees as a benefit to the ownership segment and a cost to timeshare Adjusted EBITDA.

(3)
Includes charges to consolidated owned and leased properties for services provided by a wholly owned laundry business of $2 million and $3 million for the three months ended December 31, 2013 and 2012, respectively, and $9 million and $10 million for the years ended December 31, 2013 and 2012, respectively. Also, includes other intercompany charges of $1 million for the three months ended December 31, 2013, and $3 million for the years ended December 31, 2013 and 2012.

(4)	Includes unconsolidated affiliate Adjusted EBITDA.

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY REGION
(unaudited)

	Three Months Ended December 31,
	Occupancy			ADR		RevPAR
	2013	vs. 2012		2013	vs. 2012	2013	vs. 2012
Americas	68.2%	1.4%	pts.	$131.09	2.6%	$89.35	4.7%
Europe	71.9	0.5		171.78	3.8	123.58	4.6
Middle East & Africa	57.4	(7.3)		177.59	9.1	101.94	(3.2)
Asia Pacific	72.6	3.1		176.49	3.9	128.10	8.6
System-wide	68.4	1.2		137.06	2.9	93.76	4.7

	Year Ended December 31,
	Occupancy			ADR		RevPAR
	2013	vs. 2012		2013	vs. 2012	2013	vs. 2012
Americas	72.6%	1.2%	pts.	$131.77	3.4%	$95.66	5.2%
Europe	73.4	2.2		165.56	0.8	121.45	3.9
Middle East & Africa	58.6	(3.7)		169.71	13.1	99.48	6.4
Asia Pacific	69.9	4.5		170.30	—	119.10	7.0
System-wide	72.3	1.3		136.49	3.3	98.65	5.2

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY BRAND
(unaudited)

	Three Months Ended December 31,
	Occupancy			ADR		RevPAR
	2013	vs. 2012		2013	vs. 2012	2013	vs. 2012
Waldorf Astoria Hotels & Resorts	70.2%	0.6%	pts.	$320.93	6.7%	$225.17	7.7%
Conrad Hotels & Resorts	67.3	(2.6)		287.02	8.7	193.13	4.7
Hilton Hotels & Resorts	69.9	0.9		164.56	2.8	114.96	4.1
DoubleTree by Hilton	69.3	1.5		129.14	2.7	89.52	5.0
Embassy Suites Hotels	71.4	2.0		140.58	3.8	100.34	6.8
Hilton Garden Inn	68.5	2.0		121.78	1.9	83.44	5.0
Hampton Inn	65.1	1.0		108.80	2.6	70.83	4.2
Homewood Suites by Hilton	72.3	0.6		118.81	3.5	85.86	4.3
Home2 Suites by Hilton	64.6	1.6		98.32	(1.2)	63.52	1.3
System-wide	68.4	1.2		137.06	2.9	93.76	4.7

	Year Ended December 31,
	Occupancy			ADR		RevPAR
	2013	vs. 2012		2013	vs. 2012	2013	vs. 2012
Waldorf Astoria Hotels & Resorts	72.5%	1.0%	pts.	$302.87	7.1%	$219.54	8.7%
Conrad Hotels & Resorts	67.6	0.8		268.77	4.3	181.73	5.6
Hilton Hotels & Resorts	72.7	1.3		162.33	2.9	118.01	4.8
DoubleTree by Hilton	72.7	2.2		127.64	3.8	92.81	7.0
Embassy Suites Hotels	75.5	1.4		143.51	3.7	108.32	5.7
Hilton Garden Inn	72.8	1.8		122.91	2.9	89.46	5.5
Hampton Inn	69.9	1.0		110.49	3.0	77.26	4.5
Homewood Suites by Hilton	76.7	0.4		120.17	3.5	92.11	4.0
Home2 Suites by Hilton	71.3	4.7		100.39	(1.8)	71.62	5.0
System-wide	72.3	1.3		136.49	3.3	98.65	5.2

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY SEGMENT
(unaudited)

	Three Months Ended December 31,
	Occupancy			ADR		RevPAR
	2013	vs. 2012		2013	vs. 2012	2013	vs. 2012
Ownership(1)	72.6%	0.8%	pts.	$194.79	3.4%	$141.44	4.6%
U.S.	74.7	1.9		199.88	2.5	149.32	5.1
International (non-U.S.)	70.0	(0.5)		188.13	4.5	131.77	3.8

Management and franchise	68.0	1.2		130.35	2.8	88.57	4.7
U.S.	67.7	1.3		125.33	2.5	84.90	4.5
International (non-U.S.)	69.1	1.0		156.89	4.1	108.37	5.6

System-wide	68.4	1.2		137.06	2.9	93.76	4.7
U.S.	68.2	1.3		130.75	2.5	89.17	4.6
International (non-U.S.)	69.3	0.6		164.41	4.1	113.94	5.1

	Year Ended December 31,
	Occupancy			ADR		RevPAR
	2013	vs. 2012		2013	vs. 2012	2013	vs. 2012
Ownership(1)	75.3%	1.1%	pts.	$187.59	3.1%	$141.21	4.7%
U.S.	78.5	1.8		191.59	3.6	150.40	6.1
International (non-U.S.)	71.3	0.3		182.19	2.3	129.94	2.7

Management and franchise	71.9	1.4		130.68	3.3	94.02	5.3
U.S.	72.3	1.2		126.47	3.4	91.47	5.1
International (non-U.S.)	69.9	2.4		154.15	2.7	107.76	6.3

System-wide	72.3	1.3		136.49	3.3	98.65	5.2
U.S.	72.7	1.2		131.13	3.4	95.38	5.2
International (non-U.S.)	70.2	1.9		160.92	2.5	113.04	5.3
____________

(1)	Includes owned and leased hotels, as well as hotels owned or leased by entities in which we own a noncontrolling interest.

HILTON WORLDWIDE HOLDINGS INC.
MANAGEMENT AND FRANCHISE FEES AND OTHER REVENUES
(unaudited, in millions)

	Three Months Ended December 31,		Increase / (Decrease)
	2013	2012	$	%
Management fees:
Base fees(1)	$80	$73	7	9.6
Incentive fees(1)	34	35	(1)	(2.9)
Total base and incentive fees	114	108	6	5.6
Other management fees(2)	13	14	(1)	(7.1)
Total management fees	127	122	5	4.1
Franchise fees(3)	206	181	25	13.8
Total management and franchise fees	333	303	30	9.9
Other revenues(4)	21	20	1	5.0
Intersegment fees elimination(1)(3)(4)	(47)	(42)	(5)	11.9
Management and franchise fees and other revenues	$307	$281	26	9.3

	Year Ended December 31,		Increase / (Decrease)
	2013	2012	$	%
Management fees:
Base fees(1)	$299	$285	14	4.9
Incentive fees(1)	114	116	(2)	(1.7)
Total base and incentive fees	413	401	12	3.0
Other management fees(2)	30	30	—	—
Total management fees	443	431	12	2.8
Franchise fees(3)	828	749	79	10.5
Total management and franchise fees	1,271	1,180	91	7.7
Other revenues(4)	69	66	3	4.5
Intersegment fees elimination(1)(3)(4)	(165)	(158)	(7)	4.4
Management and franchise fees and other revenues	$1,175	$1,088	87	8.0
____________

(1)
Includes management, royalty and intellectual property fees earned from our owned and leased properties of $29 million and $26 million for the three months ended December 31, 2013 and 2012, respectively, and $100 million and $96 million for the years ended December 31, 2013 and 2012, respectively.

(2)	Includes timeshare homeowners' association ("HOA"), early termination, product improvement plan ("PIP") and other fees.

(3)
Includes a licensing fee earned from our timeshare segment of $16 million and $13 million for the three months ended December 31, 2013 and 2012, respectively, and $56 million and $52 million for the years ended December 31, 2013 and 2012, respectively.

(4)
Includes charges to consolidated owned and leased properties for services provided by our wholly owned laundry business of $2 million and $3 million for the three months ended December 31, 2013 and 2012, respectively, and $9 million and $10 million for the years ended December 31, 2013 and 2012, respectively.

HILTON WORLDWIDE HOLDINGS INC.
TIMESHARE REVENUES AND EXPENSES
(unaudited, in millions)

	Three Months Ended December 31,		Increase / (Decrease)
	2013	2012	$	%
Revenues
Timeshare sales	$223	$194	29	14.9
Resort operations	43	41	2	4.9
Financing and other	34	28	6	21.4
	$300	$263	37	14.1

Expenses
Timeshare sales	$139	$148	(9)	(6.1)
Resort operations	31	29	2	6.9
Financing and other	15	13	2	15.4
	$185	$190	(5)	(2.6)

	Year Ended December 31,		Increase / (Decrease)
	2013	2012	$	%
Revenues
Timeshare sales	$821	$815	6	0.7
Resort operations	158	149	9	6.0
Financing and other	130	121	9	7.4
	$1,109	$1,085	24	2.2

Expenses
Timeshare sales	$554	$590	(36)	(6.1)
Resort operations	119	118	1	0.8
Financing and other	57	50	7	14.0
	$730	$758	(28)	(3.7)

HILTON WORLDWIDE HOLDINGS INC.
HOTEL AND TIMESHARE PROPERTY SUMMARY
As of December 31, 2013

	Owned / Leased(1)		Managed		Franchised		Total
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms
Waldorf Astoria Hotels & Resorts
U.S.	2	1,601	12	5,691	—	—	14	7,292
Americas (excluding U.S.)	—	—	1	248	1	984	2	1,232
Europe	1	370	3	672	—	—	4	1,042
MEA	—	—	3	703	—	—	3	703
Asia Pacific	—	—	1	260	—	—	1	260
Conrad Hotels & Resorts
U.S.	—	—	4	1,335	—	—	4	1,335
Americas (excluding U.S.)	—	—	—	—	1	294	1	294
Europe	1	191	2	741	—	—	3	932
MEA	1	617	2	641	—	—	3	1,258
Asia Pacific	—	—	11	3,422	1	636	12	4,058
Hilton Hotels & Resorts
U.S.	23	21,096	42	24,939	181	54,083	246	100,118
Americas (excluding U.S.)	3	1,836	21	7,339	18	5,487	42	14,662
Europe	74	19,014	56	15,798	21	5,309	151	40,121
MEA	6	2,279	43	13,411	1	410	50	16,100
Asia Pacific	8	3,957	49	18,738	8	2,974	65	25,669
DoubleTree by Hilton
U.S.	12	4,456	28	8,204	237	58,329	277	70,989
Americas (excluding U.S.)	—	—	3	637	11	2,063	14	2,700
Europe	—	—	11	3,474	34	5,523	45	8,997
MEA	—	—	4	842	3	431	7	1,273
Asia Pacific	—	—	26	8,130	2	965	28	9,095
Embassy Suites Hotels
U.S.	18	4,561	39	10,323	151	34,740	208	49,624
Americas (excluding U.S.)	—	—	2	473	5	1,270	7	1,743
Hilton Garden Inn
U.S.	2	290	5	635	514	69,607	521	70,532
Americas (excluding U.S.)	—	—	5	685	23	3,575	28	4,260
Europe	—	—	15	2,620	12	1,751	27	4,371
MEA	—	—	1	180	—	—	1	180
Asia Pacific	—	—	4	535	—	—	4	535
Hampton Inn
U.S.	1	130	50	6,238	1,803	173,677	1,854	180,045
Americas (excluding U.S.)	—	—	6	729	53	6,536	59	7,265
Europe	—	—	4	492	19	2,761	23	3,253
Asia Pacific	—	—	—	—	1	72	1	72
Homewood Suites by Hilton
U.S.	—	—	38	4,342	284	31,266	322	35,608
Americas (excluding U.S.)	—	—	1	102	10	1,068	11	1,170
Home2 Suites by Hilton
U.S.	—	—	—	—	26	2,831	26	2,831
Americas (excluding U.S.)	—	—	1	97	—	—	1	97
Other	3	1,272	5	1,095	—	—	8	2,367
Lodging	155	61,670	498	143,771	3,420	466,642	4,073	672,083
Hilton Grand Vacations	—	—	42	6,547	—	—	42	6,547
Total	155	61,670	540	150,318	3,420	466,642	4,115	678,630
____________

(1)	Includes hotels owned or leased by entities in which we own a noncontrolling interest.

HILTON WORLDWIDE HOLDINGS INC.
CAPITAL EXPENDITURES
(unaudited, in millions)

	Three Months Ended December 31,		Increase / (Decrease)
	2013	2012	$	%
Capital expenditures:
Hotel property and equipment	$82	$90	(8)	(8.9)
Timeshare property and equipment	4	6	(2)	(33.3)
Corporate & other property and equipment	1	1	—	—
Total capital expenditures for property and equipment	87	97	(10)	(10.3)
Software capitalization costs	28	28	—	—
Contract acquisition costs	32	20	12	60.0
Expenditures for timeshare inventory net of costs of sales(2)	12	(33)	45	NM(1)
Total capital expenditures	$159	$112	47	42.0

	Year Ended December 31,		Increase / (Decrease)
	2013	2012	$	%
Capital expenditures:
Hotel property and equipment	$240	$396	(156)	(39.4)
Timeshare property and equipment	8	28	(20)	(71.4)
Corporate & other property and equipment	6	9	(3)	(33.3)
Total capital expenditures for property and equipment	254	433	(179)	(41.3)
Software capitalization costs	78	103	(25)	(24.3)
Contract acquisition costs	44	31	13	41.9
Expenditures for timeshare inventory net of costs of sales(2)	(18)	(140)	122	NM(1)
Total capital expenditures	$358	$427	(69)	(16.2)
____________

(1)	Fluctuation in terms of percentage change is not meaningful.

(2)
Timeshare capital expenditures for inventory additions were $40 million and $18 million for the three months ended December 31, 2013 and 2012, respectively, and $110 million and $56 million for the years ended December 31, 2013 and 2012, respectively, and timeshare cost of sales were $28 million and $51 million for the three months ended December 31, 2013 and 2012, respectively, and $128 million and $196 million for the years ended December 31, 2013 and 2012, respectively.

HILTON WORLDWIDE HOLDINGS INC.
ADDITIONAL NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
NET INCOME AND EPS, ADJUSTED FOR SPECIAL ITEMS
(unaudited, in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Net income attributable to Hilton stockholders, as reported	$26	$61	$415	$352

Impairment losses(1)	—	36	—	73
Interest expense(2)	23	—	23	—
Gain on debt extinguishment	(229)	—	(229)	—
General, administrative and other expense(3)	306	—	306	—
Release of valuation allowance(4)	(87)	—	(87)	—
Total special items before tax	13	36	13	73
Income tax benefit (expense) on special items	62	(5)	62	(13)
Net income, adjusted for special items	$101	$92	$490	$412

Basic and diluted EPS, as reported	$0.03	$0.07	$0.45	$0.38

Per share impairment losses	—	0.04	—	0.08
Per share interest expense	0.02	—	0.02	—
Per share gain on debt extinguishment	(0.25)	—	(0.25)	—
Per share general, administrative and other expense	0.33	—	0.33	—
Per share release of valuation allowance	(0.09)	—	(0.09)	—
Total per share special items before tax	0.01	0.04	0.01	0.08
Per share income tax benefit (expense) on special items	0.07	(0.01)	0.07	(0.01)
Basic and diluted EPS, adjusted for special items	$0.11	$0.10	$0.53	$0.45
____________

(1)	Includes impairment losses on equity method investments of $15 million and $19 million, which was included in equity in losses, for the three months and year ended December 31, 2012, respectively.

(2)
Represents the release of a portion of debt issuance costs and unamortized original discount attributable to the term loan facility resulting from the voluntary prepayment made in connection with the initial public offering.

(3)	Incremental expense of $306 million was recognized as a result of the modification of certain share-based compensation awards in connection with the initial public offering.

(4)	Represents the release of a valuation allowance on certain deferred tax assets.

Net income and EPS, adjusted for special items, are included to assist investors in performing meaningful comparisons of past, present and future operating results and as a means of highlighting the results of Hilton Worldwide's ongoing operations.

HILTON WORLDWIDE HOLDINGS INC.
ADDITIONAL NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
ADJUSTED EBITDA MARGIN
(unaudited, in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Total revenues, as reported	$2,643	$2,338	$9,735	$9,276

Less: other revenues from managed and franchised properties	(972)	(746)	(3,405)	(3,124)
Total revenues, excluding other revenues from managed and franchised properties	$1,671	$1,592	$6,330	$6,152

Adjusted EBITDA(1)	$603	$522	$2,210	$1,956

Adjusted EBITDA margin	36.1%	32.8%	34.9%	31.8%
____________

(1)	Refer to page 8 for a reconciliation of net income attributable to Hilton stockholders to Adjusted EBITDA.

HILTON WORLDWIDE HOLDINGS INC.
ADDITIONAL NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
NET DEBT
(unaudited, in millions)

	December 31,
	2013	2012
Long-term debt, including current maturities	$11,755	$15,575
Non-recourse debt, including current maturities(1)	296	420
Total long-term debt and non-recourse debt	12,051	15,995
Add: Hilton's share of unconsolidated affiliate debt	302	298
Less: cash and cash equivalents	(594)	(755)
Less: restricted cash and cash equivalents	(266)	(550)
Net debt	$11,493	$14,988
____________

(1)	Excludes non-recourse timeshare financing receivables credit facility and 2.28 percent notes backed by timeshare financing receivables.

HILTON WORLDWIDE HOLDINGS INC.
OUTLOOK: NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA NON-GAAP RECONCILIATIONS
FORECASTED 2014
(in millions)

	Three Months Ended March 31, 2014
	Low Case	High Case
Net income attributable to Hilton stockholders	$73	$85
Interest expense	154	154
Interest expense included in equity in earnings (losses) from unconsolidated affiliates	3	3
Income tax expense	52	60
Depreciation and amortization	161	161
Depreciation and amortization included in equity in earnings (losses) from unconsolidated affiliates	11	11
EBITDA	454	474
Net income attributable to noncontrolling interests	4	4
FF&E replacement reserve(1)	8	8
Share-based compensation expense	6	6
Other adjustment items(2)	8	8
Adjusted EBITDA	$480	$500

	Year Ended December 31, 2014
	Low Case	High Case
Net income attributable to Hilton stockholders	$548	$590
Interest expense	610	610
Interest expense included in equity in earnings (losses) from unconsolidated affiliates	11	11
Income tax expense	377	405
Depreciation and amortization	639	639
Depreciation and amortization included in equity in earnings (losses) from unconsolidated affiliates	47	47
EBITDA	2,232	2,302
Net income attributable to noncontrolling interests	22	22
FF&E replacement reserve(1)	47	47
Share-based compensation expense	23	23
Other adjustment items(2)	41	41
Adjusted EBITDA	$2,365	$2,435
____________

(1)	Represents FF&E replacement reserves established for the benefit of lessors for requisition of capital assets under certain lease agreements.

(2)	Represents adjustments for legal expenses, severance and other items.

HILTON WORLDWIDE HOLDINGS INC.
OUTLOOK: NON-GAAP FINANCIAL MEASURES
NET INCOME AND EPS, ADJUSTED FOR SPECIAL ITEMS
FORECASTED 2014
(in millions)

	Three Months Ended March 31, 2014
	Low Case	High Case
Net income attributable to Hilton stockholders, before special items	$73	$85

Compensation expense(1)	6	6
Total special items before tax	6	6
Income tax benefit (expense) on special items	—	—
Net income, adjusted for special items	$79	$91

Basic and diluted EPS, before special items	$0.07	$0.09

Per share compensation expense	0.01	0.01
Total per share special items before tax	0.01	0.01
Per share income tax benefit (expense) on special items	—	—
Basic and diluted EPS, adjusted for special items	$0.08	$0.10

	Year Ended December 31, 2014
	Low Case	High Case
Net income attributable to Hilton stockholders, before special items	$548	$590

Compensation expense(1)	23	23
Total special items before tax	23	23
Income tax benefit (expense) on special items	—	—
Net income, adjusted for special items	$571	$613

Basic and diluted EPS, before special items	$0.55	$0.59

Per share compensation expense	0.02	0.02
Total per share special items before tax	0.02	0.02
Per share income tax benefit (expense) on special items	—	—
Basic and diluted EPS, adjusted for special items	$0.57	$0.61
____________

(1)
Incremental expense of approximately $6 million and $23 million is expected to be recognized in the first quarter and full year 2014, respectively, as a result of the modification of certain share-based compensation awards in connection with the initial public offering.

HILTON WORLDWIDE HOLDINGS INC.
DEFINED TERMS

Earnings before Interest Expense, Taxes, Depreciation and Amortization ("EBITDA"), Adjusted EBITDA and Adjusted EBITDA Margin

EBITDA, presented herein, is a non-GAAP financial measure that reflects net income attributable to Hilton stockholders, excluding interest expense, a provision for income taxes, and depreciation and amortization. We consider EBITDA to be a useful measure of operating performance, due to the significance of our long-lived assets and level of indebtedness.

Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude gains, losses and expenses in connection with (i) asset dispositions for both consolidated and unconsolidated investments; (ii) foreign currency transactions; (iii) debt restructurings/retirements; (iv) non-cash impairment charges; (v) furniture, fixtures and equipment, or FF&E, replacement reserves required under certain lease agreements; (vi) reorganization costs; (vii) share-based and certain other compensation expenses prior to and in connection with our initial public offering; (viii) severance, relocation and other expenses; and (ix) other items.

Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of total revenues, excluding other revenues from managed and franchised properties.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are not recognized terms under generally accepted accounting principles in the United States, or U.S. GAAP, and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, our definitions of EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin may not be comparable to similarly titled measures of other companies.

We believe that EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors about us and our financial condition and results of operations for the following reasons: (i) EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions; and (ii) EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in our industry.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin have limitations as analytical tools and should not be considered either in isolation or as a substitute for profit (loss), cash flow or other methods of analyzing our results as reported under U.S. GAAP.

Net Debt

Net Debt, presented herein, is a non-GAAP financial measure that we use to evaluate our financial leverage. Net Debt is calculated as (i) long-term debt, including current maturities; (ii) non-recourse debt, including current maturities and excluding amounts secured by timeshare financing receivables; (iii) our share of debt of our investments in affiliates; reduced by (iv) cash and cash equivalents; and (v) restricted cash and cash equivalents.

We believe Net Debt provides useful information about our indebtedness to investors as it is frequently used by securities analysts, investors and other interested parties to compare the indebtedness of companies. Net Debt should not be considered as a substitute to debt presented in accordance with U.S. GAAP.

Comparable Hotels

We define our comparable hotels as those that: (i) were active and operating in our system for at least one full calendar year as of the end of the current period, and were open as of January 1st of the previous year; (ii) have not undergone a change in brand or ownership during the current or comparable periods reported; and (iii) have not sustained substantial property damage, business interruption, undergone or planned to undergo large-scale capital projects, or for which comparable results are not available.

Of the 4,073 hotels in our system as of December 31, 2013, 3,548 have been classified as comparable hotels for the three months and year ended December 31, 2013. Our 525 non-comparable hotels include 14 properties, or less than one percent of the total hotels in our system, that have been removed from the comparable group during the last twelve months because they have sustained substantial property damage, business interruption, undergone large-scale capital projects or comparable results were not available.

Occupancy

Occupancy represents the total number of rooms sold divided by the total number of rooms available at a hotel or group of hotels. Occupancy measures the utilization of our hotels’ available capacity. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help us determine achievable Average Daily Rate ("ADR") levels as demand for hotel rooms increases or decreases.

Average Daily Rate ("ADR")

ADR represents hotel room revenue divided by total number of rooms sold in a given period. ADR measures average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the industry, and we use ADR to assess pricing levels that we are able to generate by type of customer, as changes in rates have a different effect on overall revenues and incremental profitability than changes in occupancy, as described above.

Revenue per Available Room ("RevPAR")

We calculate RevPAR by dividing hotel room revenue by room nights available to guests for the period. We consider RevPAR to be a meaningful indicator of our performance as it provides a metric correlated to two primary and key drivers of operations at our hotels: occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods for comparable hotels.

References to RevPAR and ADR throughout this report are presented on a currency neutral (all periods using the same exchange rates) and comparable basis, unless otherwise noted.